UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2011
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 906-8555
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 6, 2011, Harbinger OM, LLC, a Delaware limited liability company (“HOM”) and wholly-owned subsidiary of Harbinger Group Inc., a Delaware corporation, completed its acquisition of all of the outstanding shares of capital stock of Old Mutual U.S. Life Holdings, Inc. for $350 million pursuant to the First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011 (the “Purchase Agreement”), between HOM and OM Group (UK) Limited (“OM Group”).
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1, as modified by the Letter Agreement, dated April 6, 2011, between OM Group and HOM and the Letter Agreement, dated April 6, 2011, from Old Mutual PLC and OM Group to HOM, which are included as Exhibits 2.2 and 2.3. The Purchase Agreement and Letter Agreements are incorporated into this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
To be filed by amendment within 71 days after the due date of this report.
(b) Pro forma financial information.
To be filed by amendment within 71 days after the due date of this report.
(d) Exhibits

2.1	*
First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011, between Harbinger OM, LLC, a Delaware limited liability company, and OM Group (UK) Limited, a private limited company incorporated in England and Wales (Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed March 10, 2011 (File No. 1-4219)).

2.2		Letter Agreement, dated April 6, 2011, between OM Group (UK) Limited and Harbinger OM, LLC.

2.3		Letter Agreement, dated April 6, 2011, from Old Mutual PLC and OM Group (UK) Limited to Harbinger OM, LLC.

*
Harbinger Group Inc. has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: April 11, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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